EXHIBIT 23.8

Babush, Neiman, Kornman & Johnson, LLP
Certified Public Accountants
Eight Piedmont Center, Suite 500
3525 Piedmont Road, Atlanta, Georgia 30305
404/266-1900  FAX 404/266-3436
Internet: http://www.proi.com/bnkj/



                          INDEPENDENT AUDITOR'S CONSENT



         As independent auditors, we hereby consent to the incorporation by reference of our report dated June 26, 1995 with respect to Georgia Oncology-Hematology Clinic, P.C. in this Registration Statement on Form S-1 filed by PhyMatrix Corp., which report is incorporated by reference on this Registration Statement.



/s/ Babush, Neiman, Kornman & Johnson, LLP

Babush, Neiman, Kornman & Johnson, LLP
July 11, 1996
Atlanta, Georgia